Exhibit 10.1

                     FIRST AMENDMENT TO MANAGEMENT AGREEMENT
                     ---------------------------------------


           This First Amendment to Management Agreement ("Amendment") is entered into as of January 3, 2005, by and among US Unwired Inc., a Louisiana corporation ("USU"), IWO Holdings, Inc., a Delaware corporation ("Holdings'), Independent Wireless One Corporation, a Delaware corporation ("Independent"), and Independent Wireless One Leased Realty Corporation, a Delaware corporation ("Realty") (Realty, Independent and Holdings are collectively referred to as "IWO").

                                    RECITALS
                                    --------

           A. USU and IWO are parties to that certain Management Agreement entered into as of April 1, 2004 (the "Management Agreement").

           B. USU and IWO have agreed to enter into this Amendment to provide with respect to the coordination and implementation of transition arrangements prior to the actual commencement of the Transition Period as provided in the Management Agreement.

           NOW, THEREFORE, for and in consideration of the premises, the covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the execution and delivery hereof, the parties agree as follows:

           1. IWO intends to pursue a restructuring pursuant to a prepackaged Chapter 11 plan of reorganization under the United States Bankruptcy Code. As a result of the contemplated plan of reorganization, the Management Agreement will be terminated and USU will be obligated to provide the transition arrangements as set forth in Section 5(e) of the Management Agreement. USU agrees, notwithstanding the fact that a termination of the Management Agreement has not occurred, that USU will upon the execution of this Amendment commence to provide full and immediate cooperation to IWO on transition related topics as may be reasonably requested by the Chief Restructuring Officer. Such cooperation shall include, without limitation, (i) providing free access to IWO's Albany central office location and to IWO's personnel to those persons designated by the Chief Restructuring Officer (who shall include, without limitation, Bret Cloward and Richard Harris) and (ii) consulting with, and taking direction from, the Chief Restructuring Officer and those persons designated by him on products and services to be offered and the marketing of such products and services.

           2. Section 4(d)(i) of the Management Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

                     (i) A monthly payment of $100,000.00 (the "Restructuring Premium") for the period beginning May 1, 2004 and ending on December 31, 2004 or the last day of the month during which the Effective Date occurs, whichever is earlier, and if such Effective Date does not occur by December 31, 2004, a monthly payment of $75,000.00 for the period beginning January 1, 2005 and ending on the last day of the

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           month in which the Transition Period (as defined below) ends. The
           Restructuring Premium shall be paid monthly.

           3. Section 4(f) of the Management Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

                     (f) Early Termination Fee. In the event IWO terminates this Agreement without cause prior to the Effective Date or upon the termination of this Agreement on the Effective Date, USU will also receive a $2,500,000 termination fee. Fifty (50%) percent of this termination fee is payable on the earlier of (x) the effective date of termination of this Agreement or (y) the Effective Date with the remainder payable on the termination of the Transition Period.

           4. Section 5(b) of the Management Agreement is hereby amended to add the following as an additional sentence thereto: "Notwithstanding the foregoing, this Agreement shall terminate on the Effective Date".

           5. Section 5(d) of the Management Agreement is hereby amended to add the words "as set forth in Section 5(e)(i) hereof" after the comma and prior to the word "no" in the second line thereof.

           6. Section 5(e)(i) of the Management Agreement is hereby amended to add the following as an additional sentence thereto: "In accordance with Section 5(d) hereof, during the Transition Period, (x) USU shall, at the request of the New Provider, continue to provide each of the Management Services set forth in
Section 3(a) hereof and (y) the New Provider may by notice to USU discontinue any one of such Management Services but continue to receive the remaining Management Services.

           7. Section 5(e)(ii) of the Management Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

                     (ii) "Transition Period" means the period commencing on the earlier of (x) the effective date of termination of this Agreement or
           (y) the Effective Date and expiring on the four month anniversary of such commencement date. During the Transition Period, USU will receive a Management Fee of $541,666.66 a month.

           8. Commencing January 1, 2005 and continuing until the Effective Date, and notwithstanding any provision of Section 4(c) to the contrary, USU shall be entitled to receive a Quarterly Adjustment of $625,000.00 for each calendar quarter (or such lesser prorated amount for a portion of a quarter if the Effective Date occurs prior to the end of a calendar quarter).

           9. Section 1 of this Amendment shall become effective on execution. The remaining provisions of this Amendment shall become effective on the consummation of IWO's currently proposed prepackaged Chapter 11 plan of reorganization.

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           10. Except as expressly amended hereby, all of the other terms and provisions of the Management Agreement shall remain unmodified and in full force and effect.

           IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                              IWO HOLDINGS, INC.

                              By: /s/ Thomas G. Henning
                                  -----------------------------------------
                                  Name: Thomas G. Henning
                                  Title: Secretary


                              INDEPENDENT WIRELESS ONE CORPORATION

                              By: /s/ Thomas G. Henning
                                  -----------------------------------------
                                  Name: Thomas G. Henning
                                  Title: Secretary


                              INDEPENDENT WIRELESS ONE LEASED REALTY CORPORATION

                              By: /s/ Thomas G. Henning
                                  -----------------------------------------
                                  Name: Thomas G. Henning
                                  Title: Secretary


                              US UNWIRED INC.

                              By: /s/ Jerry E. Vaughn
                                  -----------------------------------------
                                  Name: Jerry E. Vaughn
                                  Title: Chief Financial Officer




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